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                                  EXHIBIT 10.25

                              AMENDED AND RESTATED
                            1998 STOCK OPTION PLAN OF
                            BARNHILL ASSOCIATES, INC.


         1. INTRODUCTION AND PURPOSE. The purpose of this Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a proprietary interest in the Corporation by Eligible Participants upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such Eligible Participants on behalf of the Corporation and its Subsidiaries, and strengthen their desire to continue their relationship with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will foster the efforts of the Corporation and its Subsidiaries to attract desirable personnel.

         2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

                  "Board of Directors" or "Board" means the Board of Directors of the Corporation as constituted at any time.

                  "Common Stock" means the no par value common stock of the Corporation, including both treasury shares and authorized but unissued shares, or any security of the Corporation issued in substitution, exchange or in lieu thereof.

                  "Corporation" means Barnhill Associates, Inc., a Colorado corporation.

                  "Eligible Participant" means any employee, officer, director or independent contractor of the Corporation designated to receive Options pursuant to this Plan, as provided in Section 4.

                  "Fair Market Value" on a specified date means (i) the closing price at which a Share is traded on such date if the Shares are listed as a National Market security on The Nasdaq Stock Market or on any other national securities exchange on which Shares are primarily traded; or (ii) if the Shares are not so quoted on such date, then the average of the bid and asked closing prices for Shares on the over-the-counter market, as reported by The Nasdaq Stock Market; but if no quotes exist for such date, then on the last previous date on which such quotes were available for Shares, or (iii) if none of the above is applicable, the value of a Share, as established by the Board for such date using any reasonable method of valuation taking into consideration the following factors: the company's net worth, prospective earning power, dividend-paying capacity, the goodwill of the business, the economic outlook of the industry and the company's position in the industry and its management. The preceding measure of Fair Market Value is solely for the purpose of determining, in good faith, the Fair Market Value when issuing Incentive Stock Options under this Plan. This formula for determining Fair Market Value shall


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not apply to the determination of fair market value of Shares pursuant to the
Shareholders' Agreement (as hereinafter defined).

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

                  "Issue Date" means the date designated by the Board with reference to which the exercisability of an Eligible Participant's Options may be determined in accordance with Section 6 hereof. Unless otherwise designated by the Board, the Issue Date of an Option shall be the date that the Option is awarded to the Eligible Participant.

                  "Non-Eligible Participant" means anyone other than an Eligible Participant, as provided in Section 4.

                  "Options" means the stock options granted pursuant to this Plan.

                  "Plan" means this Amended and Restated 1998 Stock Option Plan, as amended from time to time.

                  "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor thereto.

                  "Securities Exchange Act of 1934" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

                  "Share" means a share of Common Stock of the Corporation.

                  "Shareholders' Agreement" means that certain Shareholders' Agreement dated as of December 1, 1998 by and among Barnhill Associates, Inc., a Colorado corporation and the holders of capital stock or options to purchase capital stock of Barnhill Associates, Inc.

         3. ADMINISTRATION OF THE PLAN. The Board shall have the authority to administer the Plan as provided herein and, in exercising this authority, shall establish such rules and procedures as the Board deems necessary or advisable to administer the Plan.

         4. PARTICIPANTS. Except as otherwise provided herein, the class of individuals who are potential recipients of Options to be granted under this Plan are the Eligible Participants who, in the sole discretion of the Board, contribute significantly to the success of the Corporation and/or any of its Subsidiaries. The Eligible Participants to whom Options are granted under this Plan and the number of Shares subject to each such Option shall be determined by the Board in its sole discretion, in accordance with the terms and conditions of this Plan.

         5. NUMBER OF SHARES ISSUABLE. The Board may, but shall not be required to, issue in accordance with this Plan Options to purchase an aggregate of up to three million five hundred thousand (3,500,000) Shares (subject to adjustment for stock splits, stock dividends and other


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share adjustments described in Section 10 hereof), which Shares may be either treasury Shares or authorized but unissued Shares.

         6.       STOCK OPTIONS.

                  6.1. GRANT AND VESTING OF OPTIONS. Except as otherwise provided in this Plan, Options granted pursuant to this Plan shall become exercisable in three annual installments on the first three anniversaries of the Issue Date of such Options; provided, however, that the Board may in its discretion specify upon the Option grant and with respect to all or any portion of the Shares subject to such Options, immediate exercisability or exercisability vesting over a shorter or longer period in any particular case if the Option Certificate, as that term is defined herein, evidencing the Option grant contains such alternative vesting provisions.

                  Options granted under this Plan may be either non-qualified stock options or, with respect to Eligible Participants who are employees of the Corporation, incentive stock options within the meaning of Section 422 of the Internal Revenue Code. An Option granted under this Plan shall be deemed to be a non-qualified stock option unless the Board, in its sole discretion, designates otherwise. Options which are designated or deemed not to be incentive stock options shall not be treated as such for purposes of this Plan or the Internal Revenue Code.

                  The terms of any Option granted to an Eligible Participant shall, subject to the other terms and provisions of this Plan, be conclusively determined by the Board, in its sole discretion, at or before the time of grant. The terms and provisions of the Option shall be set forth in a writing (such writing being hereinafter referred to as the "Option Certificate") signed on behalf of the Corporation by the President, any Vice President or the Treasurer of the Corporation. The Option Certificate shall state whether the Option is an incentive stock option or a non-qualified stock option. At the time an Option is granted, the Board may, in its sole discretion, establish one or more conditions to the exercise of such Option, provided that if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Nothing contained herein shall be construed to prohibit the grant of Options at different times to the same Eligible Participant.

                  6.2. PRICE. Except as otherwise provided herein, the exercise price per Share of the Shares subject to purchase pursuant to any Option shall be fixed by the Board at the time an Option is granted and may be less than, equal to, or greater than the Fair Market Value of the Common Stock on the date such Option is granted; provided, however, that if the Option is an incentive stock option, in no event shall the price be less than the Fair Market Value of a Share on the day on which the Option is granted (110% of the Fair Market Value of a Share on such date if the grantee is a greater than 10% shareholder within the meaning of Section 422(b)(6) of the Internal Revenue Code).

                  6.3. DURATION OF OPTIONS. The duration of any Option granted under this Plan shall be for a period fixed by the Board, in its sole discretion, but no more than 10 years from the date upon which the Option is granted.


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                  6.4. OPTION HOLDER NOT A SHAREHOLDER. An Option holder shall not be deemed to be the holder of, or to have any rights of a shareholder with respect to, any Shares subject to such Option, unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Corporation shall have issued and delivered Shares to the Option holder, (iii) said holder shall have entered into that certain Shareholders' Agreement, as defined in
Section 2, evidenced by the execution of a counterpart signature page thereto, and (iv) said holder's name shall have been entered as a shareholder of record on the books of the Corporation. Thereupon, said holder shall have full voting, dividend and other ownership rights with respect to such Shares.

                  6.5. NON-TRANSFERABILITY OF OPTIONS. Options and all rights thereunder shall be non-transferable and non-assignable by the holder thereof.

                  6.6. EXERCISE OF OPTIONS. Except as otherwise provided herein, an Option, after the grant thereof in accordance with the provisions of this Plan, shall be exercisable by the holder thereof at such rate and at such time or times as may be fixed by the Board at the time the Option is granted, provided, however, that no Option granted to an officer or 10% beneficial holder, as defined in Rule 16a-1(a) of the Securities Exchange Act of 1934, shall be exercised earlier than six months from the date such Option is granted (unless otherwise permitted under the Securities Exchange Act of 1934), and, provided further, that no Option may be exercised in part or in full prior to the approval of the Plan by a majority vote of the shareholders of the Corporation as provided in Section 15 hereof.

                  Notwithstanding any other provisions of this Plan, any Option granted under the Plan that is an incentive stock option shall not be exercisable to the extent that the Fair Market Value of the Shares (determined as of the date of grant), with respect to which such Option (and any other incentive stock option granted to the holder under this Plan or any other stock option plan maintained by the Corporation or any Subsidiary) first becomes exercisable in any calendar year, exceeds $100,000.

                  An Option shall be exercised by the delivery of a written notice duly signed by the Option holder (or the representative of the estate or the heirs of a deceased Option holder), together with (i) cash, (ii) a certified check payable to the order of the Corporation, (iii) Shares duly endorsed over to the Corporation (which Shares shall have been owned by the Option holder for at least six months prior to such exercise and, for purposes of this paragraph, be valued at their Fair Market Value as of the date preceding the day of such exercise), (iv) written direction to an authorized broker to sell the Shares purchased pursuant to such exercise immediately for the account of the Option holder and pay an appropriate portion of the proceeds thereof to the Corporation, or (v) any combination of such methods of payment that together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option plus the amount, if any, of any applicable taxes which the Corporation is required to withhold. Such notice and payment shall be delivered to the Treasurer or Secretary of the Corporation, or to any other person designated by the Corporation, in a written notice from the Option holder (the "Authorized Representative").


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                  No Option may be granted or exercised pursuant to the
provisions hereof when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

                  Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to such Option, the Corporation shall (i) cause to be delivered to the person entitled thereto a new Option Certificate in replacement of the Option Certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available to exercise, or (ii) endorse the original Option Certificate to give effect to the partial exercise thereof.

                  An Option that is an incentive stock option granted pursuant hereto shall be exercisable by an Eligible Participant only if such employee has been in the employ of the Corporation or its Subsidiaries at all times during the period beginning on the date such Option was granted and ending three months before the date of such exercise (or twelve months before the date of exercise in the case of death or disability, as set forth below in Section 6.9).

                  6.7. SPECIAL LIMITATIONS ON EXERCISE OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which any Incentive Stock Option is first exercisable during any calendar year shall not exceed $100,000.

                  6.8. LIMITS ON DISPOSITION - INCENTIVE STOCK OPTIONS. If the Option is an incentive stock option, no Shares acquired pursuant to the exercise of an Option granted herein may be sold, exchanged, gifted or otherwise disposed of within two years following the date such Option was granted or one year following the date such Option was exercised, whichever is later.

                  6.9. TERMINATION OF SERVICES. All or any part of any Option, to the extent unexercised, shall terminate immediately if the Option holder ceases to be an employee, director or independent contractor of the Corporation; except that the Option holder shall have until the end of three months, following the date he or she ceases to be an employee, director or independent contractor of the Corporation or any of its Subsidiaries to exercise any exercisable Option rights that he or she could have exercised on the day on which such employment or service terminated; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option.

         Notwithstanding the foregoing, if an individual ceases to be an employee, director or independent contractor of the Corporation due to (i) retirement on or after attaining the age of 65 years (or such earlier date as such person shall be permitted under the Corporation's retirement plan), (ii) disability (as such term is defined in Section 422(c)(6) of the Internal Revenue Code, the existence of which shall be conclusively determined by the Board in its sole discretion), (iii) death (iv) voluntary termination of employment by such employee, director or independent contractor, or (v) termination of employment by the Corporation other than for-cause, then the


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option holder, or the representative of the estate or the heirs of a deceased
Option holder, shall have the privilege of exercising such portion of the Option as is then exercisable but that remains unexercised at the time of such retirement, disability, death or termination, but only to the extent that such exercisable portion of such Option is exercised (i) within three months following the Option holder's retirement (extendible in the discretion of the Board, for non-qualified Options, to six months), (ii) within one year following the Option holder's disability, (iii) within three months following the Option holder's death, as the case may be, (iv) within three months following the Option holder's voluntary termination, or (v) within three months following the Option holder's termination other than for-cause; provided, further, that such exercise must be accomplished prior to the expiration of the term of such Option. If an Option holder ceases to be an employee, director or independent contractor of the Corporation or its Subsidiaries because of the Option holder's violation of his or her duties to the Corporation and its Subsidiaries, the existence of such violation to be conclusively determined by the Board in its sole discretion, all unexercised Options of such Option holder shall immediately terminate and such Option holder shall have no right to exercise any unexercised Option he or she might have exercised prior to the date he or she ceased to be an employee, director or independent contractor of the Corporation or its Subsidiaries.

         In the event that an Option holder's employment is terminated due to any of the conditions described in this Section 6 and the Options are transferred to anyone other than an Eligible Participant, including the representative of the estate or the heirs of a deceased Option holder, if the Non-Eligible Participant desires to exercise such options within the designated time period, the Non-Eligible Participant shall do so in accordance with Section
6.6 of this Agreement. Simultaneous with the exercise of an Option by a Non-Eligible Participant, the Corporation shall purchase from the Non-Eligible Participant and the Non-Eligible Participant shall sell to the Corporation all Shares of the Corporation held by the Non-Eligible Participant at Fair Market Value in accordance with the terms contained within the Shareholders' Agreement.

         When an Eligible Participant ceases to be an employee, director or independent contractor of the Corporation, all Options held by such Eligible Participant that are not then exercisable shall immediately lapse and be canceled.

         7. GOVERNING LAW. The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Internal Revenue Code or laws of the United States of America, shall be governed by the laws of the State of Colorado and construed accordingly.

         8. FRACTIONAL SHARES. The Corporation shall not be required to issue fractional Shares pursuant to this Plan and, accordingly, Eligible Participants may be awarded or required to purchase only a whole Share or Shares.

         9. NO RIGHTS OF EMPLOYMENT. Nothing contained herein or in any other document contemplated hereby shall be construed to confer on any Eligible Participant any right to continue in the employ or service of the Corporation or its Subsidiaries or derogate from any right of the Corporation or its Subsidiaries to request or demand, in its sole discretion, the


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retirement, resignation or discharge of such Eligible Participant, at any time, with or without cause.

         10.      ADJUSTMENT OF SHARES.

                  (a) If the Corporation shall effect any subdivision or consolidation of Shares or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of Shares outstanding without receiving compensation therefor in money, services or property, then the Board shall adjust (i) the number of Shares available under the Plan; (ii) the number of Shares subject to outstanding Options (collectively referred to in this Section 10 as "Awards") and (iii) the per-Share price under any outstanding Award to the extent that the Eligible Participant is required to pay a purchase price per Share with respect to the Award.

                  (b) If the Corporation is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of the Corporation receive any shares of stock or other securities or property, or the Corporation shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of Shares of each class of stock or amount of other securities or property that were distributed to the shareholders of the Corporation in respect of such shares, subject to the following:

                           (i) If the Board determines that the substitution described in accordance with the foregoing provisions of this paragraph
         (b) would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Board may make such other adjustments to the Awards to the extent that the Board determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

                           (ii) All or any of the Awards may be canceled by the Board on or immediately prior to the effective date of the applicable transaction, but only if the Board gives reasonable advance notice of the cancellation to each affected Eligible Participant, and only if either: (A) the Eligible Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Eligible Participant receives payment or other benefits that the Board determines to be reasonable compensation for the value of the canceled Awards.

                           (iii) Upon the occurrence of a reorganization of the Corporation or any other event described in this paragraph (b), any successor to the Corporation shall be substituted for the Corporation to the extent that the Corporation and the successor agree to such substitution.

                           (iv) The Option Certificate issued to an Eligible Participant specifies that the Options issued thereunder are to fully vest effective as of the date of the applicable transaction.


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                           The foregoing provisions of this paragraph (b) shall
         also apply to the sale of all or substantially all of the assets of the Corporation to a related party, if the Board determines such application is appropriate.

         11. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS. Before issuing and delivering any Shares to an Eligible Participant, the Corporation may: (i) require the Eligible Participant to give satisfactory assurances that the Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable federal and state securities laws, rules and regulations, including but not limited to Rule 144 promulgated under the Securities Act of 1933 and Section 16(b) of the Securities Exchange Act of 1934, (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares, as appropriate to reflect resale restrictions, if any, imposed by the Board pursuant to the Option when granted, or as appropriate to comply with any applicable state or federal securities laws, rules or regulations, and (iii) condition the exercise of an Option or the issuance and delivery of Shares upon the listing, registration or qualification of such Shares upon a securities exchange or under applicable securities laws.

         Any provision hereof that is inconsistent with Rule 16b-3 under the Securities Exchange Act of 1934, as now or hereafter in effect, shall be inoperative and shall not affect the validity of the Plan.

         12. RESTRICTIONS ON TRANSFERS OF SHARES. Any holder desiring to sell any or all of his Shares (the "Disposing Holder") issued pursuant to Options should they be exercised hereunder must first offer to sell such Shares to the Corporation and to the Continuing Shareholders (as that term is defined in the Shareholders' Agreement) as follows:

                  (a) The Disposing Holder shall give written notice to the Corporation and the Continuing Shareholders that such Disposing Holder desires to sell some or all of his Shares and stating the number of Shares offered for sale (the "Offered Shares"). A copy of such written outside offer shall then be provided to the Corporation and to the Continuing Shareholders as a part of the notice required under this paragraph.

                  (b) The Corporation shall have an option for thirty (30) days after receipt of the notice described in paragraph (a) of this Section to elect to purchase all or any part of the Offered Shares at the price and on the terms specified in Article IV of the Shareholders' Agreement.

                  (c) If the Corporation's option under paragraph (b) of this
Section is not exercised in full, the Corporation shall notify the Continuing Shareholders of the number of Shares not purchased (the "Remaining Shares") and some or all of the Continuing Shareholders shall have options to purchase the Remaining Shares in accordance with the Continuing Shareholder Purchase Procedures (as set forth in Article III of the Shareholders' Agreement) and at the price and on the terms specified in Article IV of the Shareholders' Agreement.


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                  (d) All options granted pursuant to paragraphs (b) and (c) of this Section and the exercise of such options are contingent upon the purchase of all of the Offered Shares upon exercise thereof. In the event that all of the Offered Shares are not so purchased, all options granted pursuant to paragraphs
(b) and (c) of this Section and any and all transfers of Shares made pursuant to the exercise of such options shall be void and of no effect.

                  (e) An option may be exercised only by giving notice in accordance with Section 5.5 of the Shareholders' Agreement to the Disposing Holder and to the Continuing Shareholders or the Corporation, as the case may be. Such notice shall specify the date of closing, which must be within the period established in Section 4.3 of the Shareholders' Agreement.

                  (f) Any attempted transfer of Shares shall be void and of no effect if conducted in violation of the provisions of this Section 12 or in a manner that, in the reasonable judgment of the Corporation, would circumvent the intention of this Section. The restrictions on transfer embodied in this Section 12 shall be contained in each Option Certificate issued to Eligible Participants hereunder.

         13. INCOME TAX WITHHOLDING. If the Corporation or its Subsidiaries shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations, in respect of the issuance of Shares pursuant to the Plan, the Corporation or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Eligible Participant (or Option holder, if different). In any event, such person shall promptly make available to the Corporation or such Subsidiary, when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding, and the Corporation or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or such Subsidiary from any funds or property due or to become due to such person.

         14. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors and the Board may, (a) at any time, withdraw or, from time to time, amend the Plan as it relates to the terms and conditions of any Options not theretofore granted, and (b) from time to time, amend the Plan as it relates to the terms and conditions of any outstanding Option to the extent such Option is not then exercisable. The Board of Directors and the Board, with the consent of each adversely affected Option holder may, at any time, withdraw or cancel any outstanding Option. Notwithstanding the foregoing, any amendment that would increase the number of Shares issuable under the Plan or change the class of persons to whom Options may be granted must be adopted by the Board of Directors and approved by the shareholders of the Corporation within one year following such amendment.

         Determinations of the Board as to any question that may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Board may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purposes.


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         15. EFFECTIVE DATE OF THE PLAN. This Plan was approved and adopted by the Board of Directors of the Corporation on January 15, 1999, effective as of such date, subject to the approval of the Plan by the shareholders of the Corporation within twelve months following the adoption by the Board of Directors. Such approval by the shareholders occurred on January 15, 1999.

         The Plan shall remain in full force and effect until the close of business on January 14, 2009 at which time the right to grant Options under the Plan shall automatically terminate, unless the shareholders of the Corporation approve an extension or renewal of the Plan for such new or additional term agreed upon by the shareholders. Any Options granted before the termination of the right to grant Options under the Plan shall continue to be governed thereafter by the terms of the Plan.

         16. SEVERABILITY. If any provision herein shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment from being made under the Plan, and if the making of any payment in full, as required under the Plan, would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment from being made in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment that would not be unlawful, invalid or unenforceable shall be made under the Plan.


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